UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 31, 2007

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

(864) 948-9001
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01      Other Events.

Pursuant to the Agreement and Plan of Merger (“the Agreement”), dated August 26, 2007, First National agreed to appoint four individuals who were directors of Carolina National to First National’s board of directors to be effective as soon as practicable following the effective date of the merger of Carolina National with and into First National. The following individuals have been chosen by First National’s board of directors, after consultation with Carolina National’s board of directors: Robert E. Staton, Sr., I.S. Leevy Johnson, Joel A. Smith, III, and William H. Stern.

First National intends to nominate each of these individuals as a management nominee for election by its shareholders at its 2008 Annual Meeting of Shareholders to be held in April of 2008. In addition, two of the named Carolina National directors will be appointed to serve on the executive committee of First National’s board of directors. Also, it is anticipated that the directors of the existing Carolina National board shall serve as members of First National Bank of the South’s Columbia regional board of advisors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

By: /s/ Kitty B. Payne Name Kitty B. Payne Title: EVP & Chief Financial Officer

Dated: December 31, 2007